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                                                                       Exhibit 5


                         [Letterhead of Hunton & Williams]


                                March 20, 2002


The Board of Directors
Kraft Foods Inc.
Three Lakes Drive
Northfield, Illinois

                                Kraft Foods Inc.
        Registration of Shares for the Kraft Foods Inc. 2001 Performance
       Incentive Plan and the Kraft Foods Inc. 2001 Compensation Plan for
                             Non-Employee Directors
                             ----------------------
Ladies and Gentlemen:

         We have acted as counsel to Kraft Foods Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to 75,500,000 shares of the Company's Class A common stock (the "Shares"), to be offered pursuant to the Kraft Foods Inc. 2001 Performance Incentive Plan (the "Performance Incentive Plan") and the Kraft Foods Inc. 2001 Compensation Plan for Non-Employee Directors (the "Non-Employee Director Plan" and collectively with the Performance Incentive Plan, the "Plans").

         In rendering this opinion, we have relied upon, among other things, our examination of the Plans and such records of the Company and its subsidiaries and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

         1. the Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

         2. the Shares have been duly authorized and, when issued in accordance with the terms of the Performance Incentive Plan or the Non-Employee Director Plan, as the case may be, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

                                                     Very truly yours,


                                                     /s/ Hunton & Williams